UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 5, 2024

(Date of earliest event reported)

Intrepid Potash, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34025	26-1501877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

707 17th Street, Suite 4200

Denver, Colorado 80202

(Address of principal executive offices and zip code)

(303) 296-3006

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IPI	New York Stock Exchange

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

Continuation of Chief Financial Officer

As previously announced, Matthew Preston, current Chief Financial Officer of Intrepid Potash, Inc. (the “Company”), informed the Company that he would be leaving his position to pursue another business opportunity effective April 12, 2024.

After further discussion and negotiation with the Company, on April 10, 2024, Mr. Preston notified the Company of his decision to stay with the Company, continuing in his role as Chief Financial Officer of the Company, including as principal financial officer under Securities and Exchange Commission (“SEC”) rules and regulations. As part of his decision to stay with the Company, Mr. Preston will receive an increase in annual base salary to $390,000 and a grant of restricted stock valued at $300,000, which vests in three equal annual installments beginning on April 10, 2025, subject to continued service with the Company. Other than these changes, Mr. Preston’s compensation with the Company remains as previously disclosed.

The information with respect to Mr. Preston’s background as required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K is set forth in the Company’s Definitive Proxy Statement for its 2024 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 4, 2024, and is incorporated herein by reference.

Appointment of Chief Accounting Officer

On April 5, 2024, the Board promoted Cris Ingold to Chief Accounting Officer of the Company, effective April 12, 2024. In this position, Mr. Ingold will serve as the Company’s principal accounting officer under SEC rules and regulations.

Mr. Ingold, age 59, has served as the Company’s Corporate Controller since November 2019. Previously, Mr. Ingold served in successively more senior accounting roles since joining the Company in 2011. Before joining the Company, Mr. Ingold worked in a variety of accounting roles at various public companies, and he also worked at Deloitte & Touche LLP serving both public and private audit clients in a wide variety of industries. Mr. Ingold is a certified public accountant and a member of the American Institute of Certified Public Accountants.

In connection with his promotion, in addition to his current base salary, Mr. Ingold will also receive the following additional compensation: (i) an aggregate cash bonus of $50,000, with $25,000 payable in the next regular payroll period and the remaining $25,000 payable after filing of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2024; (ii) a cash retention bonus of $100,000 payable after April 12, 2025; (iii) a grant of restricted stock valued at $150,000, which vests in three equal annual installments beginning on April 12, 2025, subject to continued service with the Company; and (iv) a target bonus under the Company’s annual cash incentive bonus program of 30% of his then-current annual base salary. Mr. Ingold will continue to participate in the benefit programs generally provided by the Company in same manner as in his prior position with the Company.

There are no family relationships between Mr. Ingold and any director or executive officer of the Company, and there are no transactions between Mr. Ingold and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTREPID POTASH, INC.
(Registrant)

Dated: April 11, 2024	By:	/s/ Christina C. Sheehan
		Name:	Christina C. Sheehan
		Title:	General Counsel and Secretary